UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2004

DIGITAS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29723	04-3494311
(Commission File Number)	(I.R.S. Employer Identification No.)

800 Boylston Street, Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 867-1000

Item 9. Regulation FD Disclosure.

On August 12, 2004, Digitas Inc. provided clarification regarding its previously announced guidance for its third quarter and full year 2004 fee revenue and earnings per share and announced a force reduction of approximately 50 positions. Attached hereto as Exhibit 99.1 and incorporated by reference is a copy of the Digitas Inc. press release issued on August 12, 2004.

Item 7. Financial Statement and Exhibits

(c) Exhibits

Exhibit 99.1	Press release of Digitas Inc. dated August 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAS INC.

Date: August 12, 2004	/s/ Jeffrey J. Cote
Jeffrey J. Cote
Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Digitas Inc. dated August 12, 2004